1301 Pennsylvania Avenue, N.W. Washington, D.C. 20004 United States +1 202 389 5000 www.kirkland.com	Facsimile: +1 202 389 5200

October 21, 2022

Oaktree Specialty Lending Corporation

333 South Grand Ave., 28th Floor

Los Angeles, CA 90071

Re:	Registration Statement on Form N-14

We are issuing this opinion in our capacity as special counsel to Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-14, which includes the proxy statement/prospectus, initially filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”).

In connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated September 14, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among Oaktree Strategic Income II, Inc., a Delaware corporation, the Company, Project Superior Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Oaktree Fund Advisors, LLC, a Delaware limited liability company (for the limited purposes set forth therein), the Company expects to issue up to 49,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”). Such shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Merger Shares,” and the issuance of the Merger Shares is referred to herein as the “Issuance.”

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached to the proxy statement/prospectus as Annex A and filed as Exhibit 4 to the Registration Statement, (ii) the organizational documents of the Company, (iii) minutes and records of the corporate proceedings of the Company with respect to the Issuance and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Austin  Bay Area  Beijing  Boston  Brussels  Chicago  Dallas   Hong Kong  Houston  London  Los Angeles  Munich  New York  Paris  Salt Lake City  Shanghai

Oaktree Specialty Lending Corporation

October 21, 2022

Based upon and subject to the foregoing assumptions, qualifications and limitations and the further limitations set forth below, we are of the opinion that when (i) Project Superior Merger Sub, Inc. has filed the certificate of merger with and it has been accepted by the Secretary of State of the State of Delaware, (ii) the Merger Shares are registered by the Company’s transfer agent and delivered in accordance with the Merger Agreement, and (iii) the Registration Statement becomes effective under the Act, the Merger Shares will be duly authorized and validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 11 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP